UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 5, 2026

60 DEGREES PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41719	45-2406880
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 Connecticut Avenue NW Suite 1000,
Washington, D.C.	20036
(Address of registrant’s principal executive office)	(Zip code)

(202) 327-5422

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SXTP	The Nasdaq Stock Market LLC
Warrants, each warrant to purchase one share of Common Stock	SXTPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 5, 2026, 60 Degrees Pharmaceuticals, Inc., a Delaware corporation (the “Company”), held its virtual 2026 Annual Stockholders Meeting (the “Meeting”).

As of the close of business on July 2, 2026, the record date for the determination of stockholders entitled to vote at the Meeting, there were 2,659,288 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, with each share entitled to one vote on each proposal at the Meeting. At the Meeting, the combined holders of 1,107,592 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 41.6% of the outstanding voting shares, and thereby a quorum pursuant to the Delaware General Corporation Law and the amended and restated bylaws of the Company was present for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	To elect five (5) directors to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Geoffrey Dow

Votes For	Votes Withheld	Broker Non-Votes
147,223	25,031	935,338

Eric Francois

Votes For	Votes Withheld	Broker Non-Votes
141,202	31,052	935,338

Cheryl Xu

Votes For	Votes Withheld	Broker Non-Votes
142,103	30,151	935,338

Stephen Toovey

Votes For	Votes Withheld	Broker Non-Votes
140,160	32,094	935,338

Paul Field

Votes For	Votes Withheld	Broker Non-Votes
141,336	30,918	935,338

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

2.	To approve an amendment to the 60 Degrees Pharmaceuticals, Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance by 800,000 shares.

Votes For	Votes Against	Abstentions
126,984	44,464	806

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

3.	Approval of an amendment to the certificate of incorporation, as corrected, of the Company, to effect a reverse stock split of the common stock at a reverse stock split ratio ranging from 1:5 to 1:10 inclusive, as determined by the Board of Directors of the Company in its sole discretion:

Votes For	Votes Against	Abstentions
836,390	253,388	17,814

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

4.	To ratify the selection by the Company’s Board of Directors of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026

Votes For	Votes Against	Abstentions
997,089	86,366	24,137

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

5.	To approve a payment to management of a success fee of five percent (5%) of deal proceeds between a deal value of $40 million and $100 million, and six percent (6%) of deal proceeds for a deal value in excess of $100 million, in the event of a change of control, strategic transaction or sale of Arakoda, to be awarded as cash or equity to members of the management team, as determined by the Board of Directors in its sole discretion.

Votes For	Votes Against	Abstentions
92,303	77,865	2,086

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

6.	To approve adjourning the Annual Meeting, if necessary, to solicit proxies in the event there are not sufficient votes in favor of the Director Election Proposal, the 2022 Plan Amendment Proposal and the Certificate of Incorporation Amendment Proposal at the time of the Annual Meeting.

Votes For	Votes Against	Abstentions
896,148	157,925	53,519

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

60 DEGREES PHARMACEUTICALS, INC.

Date: August 6, 2026	By:	/s/ Geoffrey Dow
	Name:	Geoffrey Dow
	Title:	Chief Executive Officer and President

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